Exhibit 10.4

SURVEYMONKEY

2018 EXECUTIVE BONUS COMPENSATION PLAN

•	Purpose—The purpose of the SurveyMonkey Inc. (including its parent and subsidiaries, collectively referred to as the “Company”) Executive Bonus Compensation Plan (“Plan”) is to reward members of the Executive Team (each, an “Executive”) who contribute to the success of the Company and to provide an incentive for performance in 2018.

•	Eligibility – Members of the Executive Team are eligible to participate in the Plan, at the respective bonus percentages as approved by the Committee. An Executive must remain employed by the Company through 12/31/18, and remain an employee of the Company through the time of the bonus payout to be eligible for a bonus payout. New members of the Executive Team hired during 2018 will be eligible to receive a bonus on a pro rata basis if their start date is before 10/01/18. Should an Executive’s offer letter set forth bonus terms that differ from this Plan, the offer letter will supersede the Plan.

•	Formula and Funding—Each Executive’s bonus payment is based on and funded by achievement of corporate objectives based on performance measures in three areas: Revenue (40% weight), Unlevered Free Cash Flow (“uFCF”) (50% weight), and achievement of the 2018 Company OKRs (“OKR Metric”) (10% weight). The bonus pool is funded at the weighted average percentage of all of the performance measurements for the Plan.

•	For each measurement of the corporate objectives, there are Threshold, Target, and Outperformance levels. If performance for any measure is below the Threshold performance level, there is no payout with respect to that measure. The potential payout for any measure is capped at the Outperformance level. Payouts for performance between Threshold and Outperformance for Revenue and uFCF levels are outlined in the following tables:

	2018 Revenue Curve				2018 Free Cash Flow Curve
	Achievement			Payout %	Achievement			Payout %
	Revenue $MM		% of Target		Cash Flow $MM		% of Target
	$	[***]	<94%	0%	$	[***]	<85%	0%
Threshold	$	[***]	94%	50%	$	[***]	85%	50%
	$	[***]	98.3%	90%	$	[***]	95.6%	90%
Target	$	[***]	100%	100%	$	[***]	100%	100%
	$	[***]	101.7%	110%	$	[***]	104.4%	110%
Outperformance	$	[***]	106%	150%	$	[***]	115%	150%
	$	[***]	>106%	150%	$	[***]	>115%	150%

Payouts for performance between points shown on the tables above will be calculated using straight-line interpolation.

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Payout for the OKR Metric will be based on achievement as measured by the Executive Team and certified by the Company’s Chief Executive Officer. Payout for performance between Threshold and Outperformance for the OKR Metric is as follows:

2018 Company OKRs

	% Achievement of Company OKRs	Payout %
	<75%	0%
Threshold	75%	50%
Target	90%	100%
Outperformance	125%	150%

Payouts for performance between points shown on the table above will be calculated using straight-line interpolation.

•	Bonus payouts to eligible Executives will be based solely on achievement of the bonus pool targets set forth below. Each Executive’s target bonus will be a percentage of the sum of actual salary payments during the Plan year. Any earned bonus amount for Executives that have not participated in the Plan for the full Plan year will be prorated based on the amount of the Plan year they were actively providing services for the Company and what would have been earned had any such Executive remained employed through the full Plan year, subject to the other provisions contained herein.

•	Bonuses paid pursuant to the Plan will be subject to all applicable federal, state and local withholding taxes.

•	The maximum total bonus payout is 150% of each Executive’s target bonus.

•	Payout of the Plan is formulaic and self-effectuating.

•	Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any participant’s employment or service at any time, with or without cause. Employment with the Company (or any parent or subsidiary) is on an at-will basis only.

•	Timing of Payment—Bonuses earned pursuant to the terms of the Plan will be paid no later than the later of (i) March 15 of the year following the year in which the bonus has been earned and is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth day of the third month of the Company’s fiscal year following the Company’s fiscal year during which the bonus has been earned and is no longer subject to a substantial risk of forfeiture. It is intended that this Plan complies with, or is exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any final regulations and guidance promulgated thereunder (“Section 409A”) so that none of the benefits to be provided under the Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

•	Termination or Amendment—The Board and/or the Compensation Committee, in its sole discretion, may amend or terminate this Plan, or any part thereof, at any time and for any reason. Any rule or decision by the Compensation Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

Executive Bonus Target Percentages1

Name of Executive	Percent of Annual Salary
Zander Lurie	100%
Tom Hale	85%
Tim Maly	75%
Lora Blum	50%
Becky Cantieri	50%
Jon Cohen	20%

[1]	John Schoenstein (Chief Sales Officer) remains on a Sales Compensation Plan for 2018, with an incentive target equal to 100% of base salary